Exhibit 99.1

Voltari Reschedules Date for the 2014 Annual Meeting of Stockholders

NEW YORK – July 15, 2014 Voltari Corporation (NASDAQ: VLTC) announced today that it has rescheduled its 2014 annual meeting of stockholders (the “2014 Annual Meeting”). The 2014 Annual Meeting will now be held on Monday, August 11, 2014 in New York, NY.

Additional information concerning the 2014 Annual Meeting will be included in Voltari’s 2014 Proxy Statement relating to such meeting to be filed with the Securities and Exchange Commission and mailed to Voltari’s stockholders.

About Voltari

For more than a decade, Voltari has empowered brands and agencies to maximize their advertising dollars through smart marketing and advertising solutions. Voltari’s real-time, machine-learning optimization delivers content and messaging to people who are most interested in it, when they are most likely to interact, through an integrated and scalable managed service platform. This technology enables Voltari’s clients’ campaigns to gain efficiencies that improve their performance over time. Voltari’s technology, expertise and unique go-to-market approach continually deliver higher ROI for its customers while remaining respectful of consumer privacy and compliance with all relevant privacy statutes. For more information, visit http://www.voltari.com or follow @ voltarimedia on Twitter.

Investor Contact:

Jennifer Jarman

The BlueShirt Group

(415) 217-5866

jennifer@blueshirtgroup.com